Exhibit 99.1

AT THE COMPANY	AT CAMERON ASSOCIATES
David Shackelton – Chief Financial Officer 520/747-6600	Alison Ziegler 212/554-5469

FOR IMMEDIATE RELEASE

Providence Service Corporation Announces Appointment of

Leslie V. Norwalk to its Board of Directors

TUCSON, ARIZONA – November 5, 2015 – The Providence Service Corporation (Nasdaq: PRSC) today announced the appointment of Leslie V. Norwalk to the Company’s Board of Directors.

Chris Shackelton, Chairman, commented, “Leslie brings a wealth of experience to Providence, and we're excited to welcome her to our board of directors. Her leadership within government and the healthcare industry positions her to make significant contributions across our entire business. Additionally, as our strategic initiatives extend beyond our existing products and services, we’re confident that her expertise and guidance will have a valuable impact.”

Ms. Norwalk, age 49, is currently Strategic Counsel to Epstein Becker & Green, P.C.

Previously, Ms. Norwalk served the Bush Administration as the Acting Administrator for the Centers for Medicare & Medicaid Services (CMS), where she managed the operations of federal health care programs, including Medicare and Medicaid. For the four years prior to that, she was the agency's Deputy Administrator.

Prior to serving the Bush Administration, Ms. Norwalk practiced law with Epstein Becker & Green, P.C. where she advised clients on a variety of healthcare policy matters. She also served the first Bush administration in the White House Office of Presidential Personnel and the Office of the U.S. Trade Representative.

Ms. Norwalk is currently a director on the public company boards of NuVasive Inc., Press Ganey Holdings, Inc. and Endologix, Inc. She also serves as an Advisor to Warburg Pincus, Enhanced Equity and Peloton Equity. She earned a J.D. from George Mason University School of Law and a bachelor's degree from Wellesley College.

The addition of Ms. Norwalk to the Providence Board of Directors increases the number of directors to five. Ms. Norwalk will serve on the audit, compensation, and nominating and governance committees.

About The Providence Service Corporation

The Providence Service Corporation provides and manages multiple healthcare and social services, comprised of non-emergency transportation services, workforce development services, legal offender rehabilitation services, and health assessment services in the United States and abroad. For more information, please visit prscholdings.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, our continuing relationship with government entities and our ability to procure business from them, our ability to manage growing and changing operations, the implementation of the healthcare reform law, state budget changes and legislation, statements with respect to Providence’s expected use of net proceeds from the transaction and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent filings. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

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